UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 6, 2019

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On March 6, 2019, The Estée Lauder Companies Inc. (the “Company”) held an Investor Day, which event was webcast (https://www.elcompanies.com/investors/events-and-presentations).  Exhibit 99.1 through Exhibit 99.10 contain the Company’s Investor Day presentation materials.  The information set forth herein and in the exhibits is furnished but not filed.

These presentation materials include certain non-GAAP financial measures as well as a reconciliation between such measures and the most directly comparable GAAP measures.  These presentation materials also include statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Factors that could cause actual results to differ materially are included in the Company’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being furnished as part of this report:

Exhibit No.	Description

99.1	Investor Day Agenda, Forward-Looking Information and Non-GAAP Disclosures
99.2	The Best Diversified Pure-Play
99.3	Brand Building: The Power of Our Portfolio
99.4	Engines of Growth: The Power of Digital and Ecommerce
99.5	Travel Retail: A World of Opportunity
99.6	Developed Market Opportunity: The Changing Landscape in the U.S.
99.7	Winning in Emerging Markets
99.8	Financial Strategy: Fueling Long-Term Growth
99.9	Select Citizenship and Sustainability Goals (March 6, 2019)
99.10	GAAP Reconciliation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date: March 6, 2019	By:	/s/ Tracey T. Travis
Tracey T. Travis
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)